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Exhibit 99.1

NORRELL CORPORATION
401(k) RETIREMENT SAVINGS PLAN

FORM 5500 SCHEDULE H, 4j -- SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1999

Single transactions or series of transactions of nonparticipant-directed investments, when aggregated, exceeding five percent of beginning net assets available for benefits:

                                                                                 CURRENT
                                                                                VALUE ON
                          NUMBER OF      PURCHASE     SELLING      COST OF     TRANSACTION    NET GAIN
DESCRIPTION OF ASSETS    TRANSACTIONS     PRICE        PRICE        ASSET         DATE         (LOSS)
---------------------    ------------   ----------   ----------   ----------   -----------   ----------
SINGLE TRANSACTION:
  Norrell Corporation
    Common Stock.......  1 Purchase     $   25,255                             $   25,255
  Norrell Corporation
    Common Stock.......  1 Sale                      $3,776,448   $2,611,158    3,776,448    $1,165,290

  Interim Services Inc.
    Common Stock.......  1 Purchase      3,661,460                              3,661,460
  Interim Services Inc.
    Common Stock.......  1 Sale                       2,952,007    3,506,115    2,952,007      (554,108)